UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

WHEREVERTV BROADCASTING CORPORATION

(Exact name of registrant as specified in its charter)

ACCELERATED BUILDING BUSINESS CONCEPTS CORPORATION

(Former Name if Changed Since Last Report)

Delaware	1-11873	13-3886065
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8427 South Park Circle, Suite 150
Orlando, Florida	32819
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 859-3883

Copies to:

Peter Campitiello, Esq.

Kane Kessler, P.C.

1350 Avenue of the Americas

New York, New York 10019

Tel: 212-519-5109

Fax: 212-245-3009

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The disclosures set forth in Item 2.01 are hereby incorporated to this Item 1.01

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Effective May 25, 2012 (“Effective Date”), the Registrant entered into and consummated an Agreement and Plan of Share Exchange (“Agreement”) with WhereverTV, Inc., a Delaware Corporation (“WTV”) and the equityholders of WTV (the “WTV Holders”). Pursuant to the Agreement, the Registrant agreed to acquire all of the outstanding equity of WTV in exchange for 2,670,000,000 newly issued shares (the “Exchange Shares”) of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”) issued to the shareholders of WTV (the “Exchange”). As a result of the Exchange, WTV became a wholly- owned subsidiary of the Registrant. Following the issuance of the Exchange Shares, the former stockholders of WTV now beneficially own approximately seventy-six percent (76%) of the total outstanding shares of the Registrant’s Common Stock. Accordingly, the Exchange represents a change in control. For financial accounting purposes, the Exchange was a reverse acquisition of the Registrant by WTV under the purchase method of accounting, and was treated as a recapitalization with WTV as the acquirer. Upon consummation of the Exchange, the Registrant adopted the business plan of WTV. The parties have taken all actions necessary to ensure the Exchange is treated as a “tax free exchange” under Section 368 of the Internal Revenue Code of 1986, as amended.

As a condition precedent for the Exchange, the Registrant commenced a Bankruptcy Proceeding under Chapter 7 of Title 11 of the United States Code of its wholly owned subsidiary, New Century Structures, Inc. a Florida corporation. Additionally, at the Closing of the Exchange, the Company accepted subscriptions in the amount of $400,000 for shares of the Company’s Common Stock at the purchase price of $0.005 per share. An additional $100,000.00 is due within sixty (60) days following the day the Company files the necessary information on OTCQB to upgrade the Registrant’s trading on OTCQB to “OTC Pink Current”, or higher including: an Initial Company Information and Disclosure Statement; Attorney Letter; and Current Report disclosing the Closing. The Agreement contains customary representations, warranties, indemnities and covenants of the Registrant and WTV for like transactions.

At the time of the Exchange, the Board of Directors was reconstituted by the resignation of Douglas Ward from his role as the Registrant’s Director, President, Secretary and Chief Executive and Financial Officer and the appointment of Mark Cavicchia as the Registrant’s Chief Executive Officer Treasurer, Secretary and Director and Thomas Curran and James Sung as Directors of the Registrant. See disclosure set forth in Item 5.02.

Additionally prior to the Exchange ,on May 24, 2012, a majority of the Registrant’s shareholders voted to amend the Registrant’s Certificate of Incorporation to: (i) change the Registrant’s name to “WhereverTV Broadcasting Corporation” and (ii) increase the authorized shares from 25,000,000, shares consisting of 24,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”) to 3,510,000,000 shares, par value $0.0001 per share, of which (a) 3,500,000,000 shares will be Common Stock and (b) 10,000,000 shares will be Preferred Stock.

Company Overview

WhereverTV is the next generation subscription television service, providing consumers with programming identical to existing cable and satellite providers. WhereverTV delivers the same channels and events via an over the top (“OTT”) service platform to single-family, multi-family, high-rise and businesses throughout North America. The Company’s platform downlinks, encodes and broadcasts linear television programming cross the Public Internet to Connected Televisions, Blu-ray players, set top boxes, tablet PCs, laptops, and smartphones. The WhereverTV platform manages broadcast rights across geographies and provides individual customer viewing experiences based on customer locations (geo-targeting) and content-rights management (subscriptions).

The Company provides subscription television services, providing consumers with programming events via an over the top service platform to single-family, multi-family, high-rise and businesses throughout North America. WhereverTV distributes subscription services directly through its website – www.wherever.tv and via Connected Television platforms such as Roku, Boxee and Google TV. The Company markets its services to households throughout North America and may potentially market them all over the world. Regarding distribution, continued access to Connected TV platforms is key to WhereverTV’s growth.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The securities described in Item 2.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The agreements executed in connection with this sale contain representations to support the Registrant’s reasonable belief that the investor had access to information concerning the Registrant’s operations and financial condition, the investor acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the investor was sophisticated within the meaning of Section 4(2) of the Securities Act and was an “accredited investor” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Registrant made no solicitation in connection with the sale other than communications with the investor; the Registrant obtained representations from the investor regarding its investment intent, experience and sophistication; and the investor either received or had access to adequate information about the Registrant in order to make an informed investment decision. At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities shall bear legends to that effect. The securities may not be resold or offered in the United States without registration or an exemption from registration.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

At the effective time of the Exchange, the Board of Directors was reconstituted by the resignation of Douglas Ward from his role as the Registrant’s Director, President, Secretary and Chief Executive Officer and Chief Financial Officer and the appointment of Mark Cavicchia as the Registrant’s Chief Executive Officer Treasurer, Secretary and Director and Thomas Curran and James Sung as Directors of the Registrant.

Mark Cavicchia, 45, Chairman, Chief Executive Officer, Treasurer and Secretary. Since 2006 Mr. Cavicchia has served as the Chief Executive Officer of WhereverTV, Inc. Mr. Cavicchia developed the WhereverTV concept, vision, and product development roadmap and he is responsible for all aspects of the Company’s development. From 1998 through 2005, Mr. Cavicchia served as the Managing Director, Greater China and Vice-President of Strategy for Everse Corporation, Shanghai, China and Los Angeles, California where he transformed Evers’s China development center into a revenue center and led software development efforts for Fortune 500 and Global 2000 clients. As WhereverTV’s founder and as a result of his past experiences, the Registrant believes Mr. Cavicchia is uniquely qualified to serve in such capacities.

Presently, there is no written understanding or arrangement between Mr. Cavicchia and any other person pursuant to which Mr. Cavicchia was appointed as Chief Executive Officer and as a director. Mr. Cavicchia has no family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or an executive officer. While Mr. Cavicchia is currently working under the provisions of a previously expired agreement with WhereverTV, the Board of Directors expects to provide a new agreement to Mr. Cavicchia at the next board meeting.

Thomas Curran, 52, Director. Thomas Curran is currently the CTO, Products and Innovation for Deutsche Telekom AG. Prior to joining Deutsche Telekom, Mr. Curran was the founder and CEO of Telemos AG based in Munich, a media technology company focused on building digital content distribution platforms, sports broadcasting technologies, media rights and registration services. He also was the founder and director of the Digital Media Project, which aimed to resolve media distribution by creating the first open-source DRM and digital media distribution environment. Mr. Curran has also served as the technology advisor to the chancellor of the New York City Department of Education. Prior thereto, Mr. Curran served as CTO for Bertelsmann AG, where he led strategic initiatives regarding new media and digital content distribution. He was also responsible for the conglomerate’s global technology strategy, including designing and launching a two-year IT reorganization. Mr. Curran serves or has served as an advisor to or board member of several companies involved in digital content distribution technology, including Microsoft, Entriq, Silicon Image, and Mark Logic and Deutsche Telekom. Mr. Curran has authored numerous books, articles and publications and is the series editor for Prentice Hall’s “Enterprise Software.” Mr. Curran graduated from the Wharton School, University of Pennsylvania, and subsequently held teaching and research positions at the Wharton Analysis Center, the International Science Center (Berlin), Berlin University of the Arts, and Technical University Berlin. The Registrant concluded that as a result of Mr. Curran’s vast technological experience, Mr. Curran was qualified to serve in this capacity.

While Mr. Curran is currently working under the provisions of an expired Directors Agreement with WhereverTV, Inc., the Board of Directors expects to provide a new agreement to Mr. Curran at the next board meeting.

James Sung, 35, Director. Mr. Sung is a serial entrepreneur and investor, focused on high-technology and green technology start-ups in the United States and China. Mr. Sung is the founder and CEO of Everse Corporation, a technology consulting, software development, and application outsourcing company with offices in Los Angeles, New York, Bangalore, and Shanghai. Mr. Sung was named the Asian Entrepreneur of the Year in the High Technology category of the 2003 National Asian Entrepreneur of the Year Awards and was also named a finalist for Ernst & Young’s 2003 and 2004 Entrepreneur of the Year. Due to his experiences in raising finance and technology, the Company concluded Mr. Sung was well qualified for this position.

While Mr. Sung is currently working under the provisions of an existing Directors Agreement with WhereverTV, Inc., the Board of Directors expects to provide a new agreement to Mr. Sung at the next board meeting.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Agreement and Plan of Share Exchange Agreement among Accelerated Buildings Concepts Corporation, WhereverTV, Inc. (‘WTV”) and the equityholders of WTV.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 11, 2012	WHEREVERTV BROADCASTING CORPORATION

	By:	/s/ Mark Cavicchia
Name: Mark Cavicchia
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement and Plan of Share Exchange Agreement among Accelerated Buildings Concepts Corporation, WhereverTV, Inc. (‘WTV”) and the equityholders of WTV.

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